Exhibit 10.3

Loan No. 1686410

GUARANTY

     THIS GUARANTY (the “Guaranty”) is made as of September 25, 2003, by NEUROCRINE BIOSCIENCES, INC., a Delaware corporation (“Guarantor”), with reference to the facts set forth below.

     A.     SAN DIEGO NATIONAL BANK, a national banking association (“Lender”), has entered into a Construction Loan Agreement of even date herewith (the “Loan Agreement”), with SCIENCE PARK CENTER LLC, a California limited liability company (“Borrower”). (Except as otherwise provided in this Guaranty, terms with initial capital letters herein shall have the same meanings as set forth in the Loan Agreement.)

     B.     Pursuant to the Loan Agreement, Lender will make to Borrower a loan in an original amount not to exceed the principal sum of up to $60,600,000.00 (“Loan”). The Loan is to be used by Borrower to construct certain improvements on the Property described in the Loan Agreement, and is to be secured by the Property. The Loan is to be evidenced and secured by the Note and the other Loan Documents.

     C.     As an essential inducement of the making of the Loan and in consideration therefor, Guarantor has agreed to execute this Guaranty. The obligations guarantied pursuant to Section 1 below are referred to collectively herein as the “Guarantied Obligations”.

     D.     Guarantor will obtain substantial direct and indirect benefits from the making of the Loan.

     NOW, THEREFORE, in consideration of the premises, and to induce and in consideration for the making of the Loan, Guarantor agrees as set forth below.

     1.     Guaranty.

               1.1   Guarantor hereby unconditionally and irrevocably guaranties to Lender the full and prompt payment and performance of all indebtedness and obligations, of any nature whatsoever, of Borrower under the Note and all other Loan Documents and any and all extensions, renewals, substitutions, replacements, and modifications thereof, whether now in existence or hereafter created, including, without limitation, (a) all principal of and interest on the Note and (b) all fees, charges, costs, and other amounts payable by Borrower under the Note and other Loan Documents (all of the foregoing obligations collectively, the “Guarantied Obligations”).

               1.2   This is a guaranty of all Guarantied Obligations, including, without limitation, obligations and liabilities arising under successive and future transactions that either increase, decrease, or continue the Guarantied Obligations, or, from time to time, renew Guarantied Obligations that have been satisfied, independent of and in addition to any guaranty, endorsement, or collateral now or hereafter held by Lender, whether or not furnished by Guarantor. This Guaranty shall be irrevocable, and Guarantor waives any right to revoke this Guaranty and the benefits of California Civil Code Section 2815.

     2.     Rights of Lender. Guarantor authorizes Lender at any time in its sole discretion to take any of the following actions on such terms and conditions as Lender may elect, without giving notice to Guarantor or any other person or obtaining the consent of Guarantor or any other person and without affecting Guarantor’s obligations under this Guaranty:

               2.1   Alter any of the terms and(or) documentation of any of the Guarantied Obligations or Loan Documents, including renewing, amending, releasing, waiving, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the Guarantied Obligations or the rate of interest on, the Guarantied Obligations;

               2.2   accept new or additional documents, instruments or agreements relative to the Guarantied Obligations;

               2.3   consent to the change, restructure or termination of the individual, partnership, limited liability company, corporate or other organizational structure or existence of Borrower, Guarantor or any other person or any affiliate of Borrower, Guarantor or any other person, and correspondingly restructure the Guarantied Obligations;

               2.4   accept partial payments on the Guarantied Obligations;

               2.5   take and hold any security or additional guaranties for the Guarantied Obligations and amend, alter, exchange, substitute, transfer, enforce, perfect or fail to perfect, waive, subordinate, terminate, compromise, or release any such security or guaranties;

               2.6   apply any security, and direct the order and manner of sale thereof as Lender in its sole discretion may determine;

               2.7   settle, release on terms satisfactory to Lender or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate the Guarantied Obligations and(or) the security or any guaranty therefor in any manner;

               2.8   release Borrower or any other person of its liability for all or any of the Guarantied Obligations;

               2.9   participate in any settlement offered by Borrower, any guarantor or any other person, whether in liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding or otherwise;

               2.10   exercise or not exercise rights available to it in any liquidation, reorganization receivership, bankruptcy, assignment for benefit of creditors or other debtor-relief proceeding, including voting or not voting to accept a plan and filing or not filing a proof of claim;

               2.11   release, substitute or add any one or more guarantors or endorsers; and

               2.12   assign its rights under this Guaranty in whole or in part.

     3.     Independent Obligations. Guarantor shall pay to (in immediately available funds) and perform for the benefit of Lender, when due, on demand of Lender, all Guarantied Obligations. This Guaranty is a guaranty of payment and performance and not of collectability. Guarantor’s obligations under this Guaranty are independent of those of Borrower and those of any other guarantor or other person. Lender may bring a separate action against Guarantor without proceeding against Borrower or any other guarantor or other person or any security held by Lender and without pursuing any other remedy.

     4.     Waiver of Defenses. Guarantor waives and agrees not to assert or take advantage of:

               4.1   Any right to require Lender to proceed against Borrower, any other guarantor or any other person or any security now or hereafter held by Lender or to pursue any other remedy whatsoever, including any such right or any other right set forth in or arising out of Sections 2845, 2848, 2849, 2850, 2899 or 3433 of the California Civil Code;

               4.2   any defense based upon any legal disability of Borrower or any guarantor or other person, or any discharge or limitation of the liability of Borrower or any guarantor or other person to Lender (except on satisfaction of all of Borrower’s obligations with respect to the Loan and Loan Documents), or any restraint or stay applicable to actions against Borrower or any guarantor or other person, whether such disability, discharge, limitation, restraint or stay is consensual, or arising by order of a court or other Governmental Authority, or arising by operation of law or any liquidation, reorganization, insolvency, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding, whether or not Lender consents to such treatment in such proceeding, or from any other cause, including any defense to the payment of interest, attorneys’ fees and costs, and other charges that otherwise would accrue or become payable in respect to the Guarantied Obligations after the commencement of any such proceeding;

               4.3   setoff, counterclaim, presentment, demand, protest, notice of protest, notice of nonpayment, or other notice of any kind;

               4.4   any defense based upon the modification, renewal, extension or other alteration of any of the Guarantied Obligations, or of the documents executed in connection therewith;

               4.5   any defense based upon the negligence of Lender, including the failure to record an interest under a deed of trust, the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of Borrower or any guarantor or other person;

               4.6   any defense based upon a statute of limitations to the fullest extent permitted by law and any defense based upon Lender’s delay in enforcing this Guaranty or any other agreement;

               4.7   all rights of subrogation, reimbursement, indemnity and contribution, all rights to enforce any remedy that Lender may have against Borrower or other person, and all rights to participate in any security held by Lender for the Guarantied Obligations, including any such right or any other right set forth in Sections 2848 or 2849 of the California Civil Code, until the Guarantied Obligations have been paid and performed in full, and any defense based upon the impairment of any subrogation, reimbursement, indemnity or contribution rights that Guarantor might have, including any defense or right based upon the acceptance by Lender or an affiliate of Lender of a deed in lieu of foreclosure without extinguishing the Guarantied Obligations, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor, the right of Guarantor to proceed against Borrower or any other person for reimbursement, or both;

               4.8   any defense based upon or arising out of any defense which Borrower or any other guarantor or other person may have to the performance of any part of the Guarantied Obligations;

               4.9   any defense to recovery by Lender of a deficiency after non-judicial foreclosure sale of real or personal property; any defense based upon unavailability to Lender of a deficiency judgment after nonjudicial sale of real or personal property; and any defense based upon or arising out of any of Sections 580a (which might limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee’s sale under a deed of trust), 580b and 580d (which may limit the right to recover a deficiency judgment with respect to purchase money obligations and after a non-judicial foreclosure sale, respectively), or 726 (which, among other things, may require the exhaustion of security before a personal judgment may be obtained for a deficiency) of the California Code of Civil Procedure (including but not limited to any fair value limitations under Sections 580a or 726 of such Code) or based upon or arising out of Divisions 8 or 9 or other applicable divisions of the California Uniform Commercial Code;

               4.10   any defense based upon the death, incapacity, lack of authority or termination of existence of, or purported revocation or rescission of this Guaranty or any of the Guarantied Obligations by, any person, or the substitution of any party hereto or thereto;

               4.11   any defense based upon or related to Guarantor’s lack of knowledge as to Borrower’s financial condition;

               4.12   any right to revoke this Guaranty or obligations hereunder and all rights and benefits of Section 2815 of the California Civil Code;

               4.13   any right to designate the application of any sums or property received by Lender, and in connection therewith, Guarantor agrees that any amounts or sums received by Lender from any source on account of the Guarantied Obligations may be applied by Lender toward payment thereof in such order of application as Lender may from time to time elect, notwithstanding any contrary designation by Borrower, Guarantor or any other person;

               4.14   any defense based upon any action taken or omitted by Lender in any bankruptcy or other insolvency proceeding involving Borrower or any other person, including any election to have Lender’s claim allowed as secured, partially secured or unsecured, any extension of credit by Lender to Borrower in any such proceeding, and the taking and holding by Lender of any security for any such extension of credit; and

               4.15   any right or defense that is or may become available to Guarantor by reason of California Civil Code Sections 2787 to and including 2855, 2899 and 3433.

     5.     Borrower’s Financial Condition. Guarantor acknowledges that it is relying upon its own knowledge of and is fully informed with respect to Borrower’s financial condition. Guarantor assumes full responsibility for keeping fully informed of Borrower’s financial condition and all other circumstances affecting Borrower’s ability to perform the Guarantied Obligations, and agrees that Lender will have no duty to report to Guarantor any information which Lender receives about Borrower’s financial condition or any circumstances bearing on Borrower’s ability to perform all or any portion of the Guarantied Obligations, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor.

     6.     Impairment of Subrogation Rights.

               6.1   Upon a default of Borrower or an Event of Default, Lender may elect to foreclose nonjudicially or judicially against any real or personal property security it holds for any of the Guarantied Obligations, exercise any other remedy against Borrower or any security or any guarantor or other person, and(or) take a deed or assignment of security in lieu of foreclosure. No such action by Lender will release or limit the liability of Guarantor, even if the effect of that action is to deprive Guarantor of the right or ability to collect reimbursement from or assert subrogation, indemnity or contribution rights against Borrower or any other guarantor or other person for any sums paid to Lender, or to obtain reimbursement by means of any security held by Lender for the Guarantied Obligations.

               6.2   Guarantor acknowledges that if Lender elects to foreclose nonjudicially against any real property security it holds for the Guarantied Obligations or any part thereof, Guarantor may have subrogation rights that might be destroyed by virtue of application of Section 580d of the California Code of Civil Procedure and will or may have a defense to its liability under this Guaranty. Without in any way limiting any other waiver, consent or acknowledgment contained in this Guaranty and in addition thereto, Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon such Section 580d of the California Code of Civil Procedure or any loss or impairment of subrogation or other rights against Borrower or any other person or entity, and no such nonjudicial foreclosure by Lender shall release or limit the liability of Guarantor under this Guaranty.

               6.3   Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Guarantied Obligations, has destroyed Guarantor’s rights of subrogation and(or) reimbursement against Borrower or other person by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

               6.4   Guarantor waives all rights and defenses arising out of the operation of Section 580a of the California Code of Civil Procedure, and further waives its right to a fair value hearing under such Section 580a to determine the size of a deficiency judgment following any foreclosure sale on encumbered real property.

               6.5   Guarantor waives all rights and defenses that Guarantor may have because the Guarantied Obligations are secured by real property. This means, among other things: (a) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or otherwise; and (b) if Lender forecloses on any real property collateral, (i) the amount of the Guarantied Obligations may be reduced only by the price for which that collateral was sold at the foreclosure sale, even if the collateral is worth more than the sale price and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower or other person. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Guarantied Obligations or portions thereof are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

     7.     Security Interest. Guarantor grants to Lender a security interest in all moneys, securities and other property of Guarantor now or hereafter in Lender’s possession, and all present and future deposit accounts of Guarantor with Lender to secure Guarantor’s performance hereunder.

     8.     Default. Each of the following shall constitute a default of Guarantor under this Guaranty, entitling Lender, at its option and in addition to its other remedies, to accelerate all of Guarantor’s Obligations hereunder and to collect immediately from Guarantor the full amount of the Guarantied Obligations:

               8.1   The failure of Guarantor to perform any of its obligations under this Guaranty;

               8.2   the commencement of any liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by Borrower or Guarantor;

               8.3   any representation or warranty made by Guarantor hereunder shall be false in any material respect;

               8.4   Guarantor shall fail to comply with any of the other terms or provisions of this Guaranty;

               8.5   the occurrence of an Event or Default under any of the other Loan Documents; and

               8.6   the revocation or purported revocation by Guarantor of this Guaranty.

     9.     Bankruptcy.

               9.1   The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Borrower, or by any defense Borrower may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. In furtherance of the foregoing,

Guarantor agrees that if acceleration of the time for payment of any amount payable by Borrower under the Note or in respect of the other Guarantied Obligations is stayed for any reason, all such amounts otherwise subject to acceleration shall nonetheless be payable by Guarantor hereunder forthwith upon demand.

               9.2   Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor, and will assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim at least ten (10) days prior to any deadline thereof, then to the extent allowed by law, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee, and to cause such proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and is irrevocable until after the indefeasible payment and performance in full of all of the Guarantied Obligations. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim. Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

     10.     Continuance of Guaranty. The liability of Guarantor hereunder shall continue in effect notwithstanding any payment or performance of the Guarantied Obligations by Borrower, such that, if any such payment or performance is avoided or recovered from Lender or Lender is otherwise required to restore or return any such payment or performance in connection with the bankruptcy, insolvency or reorganization of Borrower or otherwise, Guarantor shall remain liable hereunder as though such payment or performance had not occurred. The determination as to whether any such payment or performance must be restored or returned may be made by Lender in its sole discretion; provided, however, that if Lender chooses in its discretion to contest any such matter, Guarantor agrees to indemnify, defend and hold harmless Lender from all costs and expenses (including, without limitation, legal fees and disbursements) of such litigation. Lender shall be under no obligation to return or deliver this Guaranty to Guarantor, notwithstanding the payment or performance of the Guarantied Obligations. If this Guaranty is nevertheless returned to Guarantor or is otherwise released, then the provisions herein shall survive such return or release, and the liability of Guarantor under this Guaranty shall survive such return or release, and Guarantor shall remain liable under this Guaranty under the circumstances provided herein notwithstanding such return or release.

     11.     Subordination.

               11.1   All existing and future obligations of Borrower to Guarantor (including, without limitation, any obligations arising by reason of any payment by Guarantor hereunder) are hereby subordinated to the full and indefeasible payment and performance of the Guarantied Obligations.

               11.2   Upon any default under any of the Guarantied Obligations or hereunder, all obligations of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender, and all amounts received shall be paid over to Lender, for application to the Guarantied Obligations. In the event of a bankruptcy case against Borrower, Lender shall, at its option, be entitled to file a proof of claim on behalf of Guarantor under the Bankruptcy Rule 3001. Lender shall be entitled to all voting rights and distributions on account of such claim until full and complete performance of the Guaranteed Obligations.

     12.     Representations and Warranties. Guarantor represents and warrants as follows:

               12.1   Guarantor is a corporation duly incorporated, validly existing, and is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in Delaware, California and all other states, if any, in which it is required to be qualified;

               12.2   Guarantor has the requisite power and authority to own and manage its properties, to carry on its business as now being conducted and to perform its obligations hereunder;

               12.3   The individual(s) executing this Guaranty on behalf of Guarantor or any person comprising a part of Guarantor is authorized and empowered by his/her or their signatures alone to bind Guarantor;

               12.4   Guarantor has the full right, power and authority to execute and deliver this Guaranty and any other Loan Document to be executed and delivered by it, consummate the transactions contemplated hereby and thereby, and perform its obligations hereunder and thereunder. This Guaranty and the other Loan Documents to be executed and delivered by Guarantor have been duly authorized, executed and delivered, and do not and will not require any consent or approval of any person or entity other than that which has been heretofore obtained;

               12.5   Guarantor is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it;

               12.6   The execution, delivery and performance by Guarantor of this Guaranty (a) have been duly authorized by all necessary action, (b) are within the power of Guarantor, (c) have received all necessary governmental approvals, and (d) do not and will not (i) contravene Guarantor’s corporate charter, bylaws, or any other of Guarantor’s Organizational Documents, (ii) violate any provision of any law, rule or regulation or any order, judgment or decree of any court or agency of government, or any indenture, agreement or any other instrument to which Guarantor is a party or by which Guarantor or its property is bound, (iii) result in a breach of or constitute (with due notice and(or) lapse of time) a default under any such indenture, agreement or other instruments, (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever under any agreement, mortgage, deed of trust, lease, loan or security agreement, partnership agreement, corporate charter, bylaws or other document, agreement or instrument to which Guarantor is a party or by which it or its property or assets may be bound or affected; and Guarantor is not in default under any such law, rule, regulation, order, judgment, decree, indenture, agreement or instrument;

               12.7   This Guaranty has been duly executed by Guarantor and, when delivered to Lender, will constitute a legal, valid and binding obligation enforceable against Guarantor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles;

               12.8   All financial statements and data that have been given to Lender by Guarantor with respect to Guarantor (a) are complete and correct in all material respects as of the date given; (b) accurately present the financial condition of Guarantor on each date as of which, and the results of Guarantor’s operations for the periods for which, the same have been furnished; and (c) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby;

               12.9   All balance sheets and the notes thereto with respect to Guarantor furnished to Lender disclose all material liabilities of Guarantor, fixed and contingent, as of their respective dates;

               12.10   There has been no material adverse change in the financial condition or operations of Guarantor since (a) the date of the most recent financial statement given to Lender with respect to Guarantor, or (b) the date of the financial statements given to Lender immediately prior to the date hereof, other than changes in the ordinary course of business, none of which changes has been materially adverse individually or in the aggregate;

               12.11   All other reports, papers and written data and information given to Lender by Guarantor with respect to Guarantor are accurate and correct in all material respects;

               12.12   To the best of Guarantor’s knowledge, Guarantor is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any material agreement or instrument to which Guarantor is a party;

               12.13   Except as disclosed to Lender in writing and approved by Lender, there is not now pending against or affecting Guarantor, nor to the knowledge of Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition or operations of Guarantor; Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority;

               12.14   Guarantor has filed all federal, state, provincial, county, municipal and other income tax returns legally required to have been filed by Guarantor and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by Guarantor, and Guarantor does not know of any basis for any material additional assessment against it in respect of such taxes;

               12.15   Guarantor is not insolvent, and will not be rendered insolvent hereunder, and no bankruptcy or insolvency proceedings are pending or to the best of Guarantor’s knowledge contemplated by or against Guarantor;

               12.16   Guarantor represents and warrants to Lender that the Loan benefits Guarantor;

               12.17   The value of the consideration received and to be received by Guarantor in connection with the Guarantied Obligations or transactions contemplated thereby is reasonably worth at least as much as the liability and obligations of Guarantor incurred or arising under this Guaranty. Guarantor has had full and complete access to the Loan Agreement, the Note, the Deed of Trust and all other Loan Documents relating to the Guarantied Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning Borrower’s financial condition, and is not depending on Lender to provide such information, now or in the future. Guarantor agrees that Lender shall not have any obligation to advise or notify Guarantor or to provide Guarantor with any data or information;

               12.18   Guarantor has all requisite power and authority to transact any other business with Lender as necessary to fulfill the terms of this Guaranty; and

               12.19   Guarantor and Borrower are not the alter ego of the other.

     13.     Covenants. Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain to be performed or paid, Guarantor will, unless Lender shall otherwise consent in writing:

               13.1   File all federal, state, provincial, county, municipal and other income tax returns required to be filed by it and pay before the same become delinquent all taxes that become due pursuant to such returns or pursuant to any assessments received by it, except such taxes as are being contested in good faith by appropriate proceedings;

               13.2   Promptly and faithfully comply with all laws, ordinances, rules, regulations and requirements, both present and future, of every duly constituted Governmental Authority or agency having jurisdiction that may be applicable to it or its property or assets;

               13.3   Maintain full and complete books of account and other records reflecting the results of its operations, and furnish to Lender such information about the financial condition and operations of Guarantor as Lender shall reasonably request, including, but not limited to, the following information which shall be furnished without request: (a) copies of filed tax returns and annual operating statements, balance sheets, statements of changes in financial position and related notes and such other financial statements and reports in such form and content as Lender may require on or before 120 days following the end of each applicable fiscal year, which financial statements may be internally prepared and certified under penalty of perjury to Lender by an authorized member of senior management; (b) copies of all project-specific financial statements, reports and notices delivered by Borrower or any of its members on its behalf to Guarantor as provided in any of Borrower’s Organizational Documents; (c) copies of interim operating statements, balance sheets, statements of change of financial position and such other financial reports as Lender may require on or before the tenth (10th) Business Day following Lender’s demand; and (d) such other information, report or data as Lender may reasonably request; provided so long as the Guarantor is subject to the reporting provisions of the Securities Exchange Act, as amended (the “Exchange Act”), the timely filing (including all permissible extension periods provided under Rule 12b-25 under the Exchange Act) on the Securities and Exchange Commission’s EDGAR system of the Guarantor’s quarterly report on Form 10-Q for such period and annual report on Form 10-K for such period will be deemed to satisfy all of the foregoing requirements of this Section 13.3.

               13.4   Take all steps necessary to maintain its existence and continue to be in good standing in the state of its incorporation and remain qualified to do business in the State of California;

               13.5   Except as approved in writing by Lender, Guarantor shall not incur indebtedness or other liabilities if the same will or is reasonably likely to have a material adverse effect upon the financial condition or operations of Guarantor; and

               13.6   Guarantor shall not, without Lender’s prior written consent which shall not be unreasonably withheld: (a) amend, modify or change any of its Organizational Documents; (b) change its fiscal year; or (c) change its principal place of business, name, organizational identity, organizational structure or state of organization.

     14.     Costs and Expenses. In the event Lender takes any action to enforce the Guarantied Obligations or this Guaranty, either by legal proceedings or otherwise, Lender shall be reimbursed immediately by Guarantor for reasonably-incurred attorneys’ fees (including fees for Lender’s in-house attorneys) and other costs and expenses. Guarantor shall also immediately reimburse Lender for all attorneys’ fees and costs reasonably incurred in connection with the representation of Lender in any liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding of or relating to Borrower, Guarantor, or the Property. Until paid to Lender, all such sums will bear interest from the date incurred at the rate set forth in the Note.

     15.     Delay; Cumulative Remedies. No delay or failure by Lender to exercise any right or remedy against Borrower or Guarantor or any other guarantor or other person shall be construed as a waiver of that right or remedy. All remedies of Lender against Borrower, Guarantor and any other person are cumulative.

     16.     Severability. The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect the validity or enforceability of any other provision.

     17.     Controlling Law; Venue; Interpretation.

               17.1   This Guaranty shall be governed by and construed in accordance with the internal laws of the State of California, except to the extent federal law applies. Venue for any action brought under this Guaranty will be at Lender’s option, in the Superior Court of the State of California for the County of San Diego. Guarantor hereby accepts for itself and in respect to its property, generally and unconditionally, the exclusive jurisdiction of the foregoing court. Guarantor irrevocably consents to the service of process in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor at its address for notices pursuant to this Guaranty. Nothing contained herein shall affect the right of Lender to serve process in any other manner permitted by law.

               17.2   As used herein, the terms “include,” “including” and forms thereof are nonexclusive.

               17.3   As used herein, the term “day” means calendar day, except when used in the defined term “Business Day.”

               17.4   As used herein, the term “person” means any individual, corporation partnership, limited liability company, trust, Governmental Authority, or other entity of any kind.

               17.5   Singular words shall connote the plural as well as the singular and vice versa as the context requires.

               17.6   Each gender will include any other gender.

     18.     Binding Effect. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Lender. The term “Borrower” will mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable for all or any part of the Guarantied Obligations. The term “Lender” will mean both Lender named herein and any future owner or holder, including pledgees and participants, of the Note, or any interest therein.

     19.     Joint and Several Liability. The liability of multiple guarantors is joint and several. If Guarantor is a partnership, such Guarantor and all general partners therein shall be jointly and severally liable hereunder. Any married person who executes this Guaranty agrees that recourse may be had against his or her separate property.

     20.     Modification or Waiver. No provision of this Guaranty or Lender’s rights hereunder can be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Lender. No such waiver shall be applicable except in the specific instance for which given.

     21.     Entire Agreement. This Guaranty constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all prior or contemporaneous agreements, representations and understandings. No supplement to or modification of this Guaranty shall be binding unless executed in writing by all the parties.

     22.     Headings. All headings in this Guaranty are for convenience in reference only and do not define or limit the scope of provisions of this Guaranty.

     23.     Notice. All notices, demands and other communications required or permitted hereunder shall be in writing, addressed to the appropriate party as its address appears below, or to such other address as may be designated from time to time by notice to the other party in the manner set forth herein, and shall be effective upon the earliest of (a) actual delivery if delivered by personal delivery or certified postage-prepaid mail, (b) three (3) Business Days following deposit, first class postage prepaid, with the United States Mail, or (c) the next Business Day after timely and proper deposit with an overnight air courier with request for delivery on the next Business Day.

     24.     Financial Reporting Requirements. Guarantor acknowledges that the Loan Agreement requires that Lender be provided, upon demand, with reports and other materials relating to Guarantor’s financial condition, including tax returns, operating statements, balance sheets, statements of changes in financial position, and such other financial statements and reports as Lender may require. Guarantor agrees to provide such materials as specified in the Loan Agreement except where the failure to do so would not result in a material adverse effect.

     25.     WAIVER OF RIGHTS OF TRIAL BY JURY. EACH OF GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE (INCLUDING BY WAY OF JURY TRIAL) IN RESOLVING ANY DISPUTE OR LITIGATION (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GUARANTOR AND LENDER, ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY, THE LOAN, THE LOAN DOCUMENTS OR ACTIONS OF GUARANTOR OR LENDER RELATING TO THE GUARANTY, LOAN AND(OR) THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THE LOAN DOCUMENTS OR THIS AGREEMENT. THIS PROVISION AND THE WAIVER SET FORTH HEREIN ARE MATERIAL INDUCEMENTS TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE LOAN DOCUMENTS.

     26.     Counterparts. This Guaranty may be signed in counterparts, which together shall constitute the agreement of the parties when each party has signed a counterpart.

     27.     Secured Obligations. This Guaranty and the Guarantor’s performance of its obligations hereunder are secured by that certain Security Agreement (the “Security Agreement”), of even date herewith, executed by Guarantor in favor of Lender. Reference is made to the Security Agreement for a specific description of the security given to Lender by Guarantor thereunder.

     28.     Obligations Continue in Full Force and Effect. Borrower is obligated to acquire the Property from Peony Acquisitions LLC, a Delaware limited liability company (“Peony”), on or before November 26, 2003. Notwithstanding Borrower’s acquisition of the Property and the assumption by Borrower of certain obligations of Peony under certain Loan Documents securing the Loan, all of Guarantor’s obligations hereunder will continue to remain in full force and effect and for the benefit of Lender.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first written above.

GUARANTOR:

NEUROCRINE BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ Margaret Valeur-Jensen

Name:	Margaret Valeur-Jensen

Its:	Senior Vice President, Gen. Counsel & Secretary

By:

Name:

Its:

Address of Guarantor:

NEUROCRINE BIOSCIENCES, INC.
10555 Science Center Drive
San Diego, CA 92121
Attn: Paul Hawran

With a copy to:

Margaret E. Valeur-Jensen
NEUROCRINE BIOSCIENCES, INC.
10555 Science Center Drive
San Diego, CA 92121

Address of Lender:

SAN DIEGO NATIONAL BANK
1420 Kettner Boulevard
San Diego, California 92101
Attention: Jim Holliman

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SAN DIEGO	)

     On            , before me,            , personally appeared           personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that executed the same in authorized capacity, and that by signature on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SAN DIEGO	)

     On            , before me,            , personally appeared           personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that executed the same in authorized capacity, and that by signature on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.